UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 17, 2016

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company is excited to announce that on November 14, 2016, FutureLand Corp., FutureLand Oregon, LLC, Groovy Groves, LLC and Hspendleton, LLC have assign a Memorandum of Understanding (“MOU”) whereas FutureLand (FUTL) will become a 49% recreational license holder in the State of Oregon making it one of the few fully reporting public companies to own and operate a recreational license facility in United State. The detail of the MOU are as follows;

1.	FutureLand Oregon, LLC will purchase 49% of the Oregon recreational cannabis grow license held by Hspendleton, LLC. For $100,000 in FutureLand Corp. (FUTL) restricted common stock,
2.	FutureLand Oregon, LLC will also pay $250,000 for 50% ownership in the land known as 300 Shanks Creek Rd. Wolfs Creek, Oregon (Approximately 265 acres) with a $80,000 deposit, $100,000 paid through a convertible note on an acceptable term and $70,000 cash paid in spring 2017.

The agreement also includes;

1.	FutureLand Oregon, LLC and Hspendleton will work collaboratively to operate a successful legal recreational cannabis grow through its mutual ownership and license of Groovy Groves, LLC.
2.	FutureLand Corp will raise the capital along with Hspendleton to fund the Grow going forward.
3.	There is approximately 70lbs +- (the entirety of the first crop on the property) of product curing on site which is to be sold to the Oregon wholesale market on behalf of Groovy Groves, LLC after this transaction is completed, in which case, it will be the first revenues generated and placed upon the books for the FutureLand Corp (FUTL).
4.	Upon execution of this MOU, FutureLand is thus granted a forty five (45) day period of exclusivity for the closing of the transaction through final documentation, final diligence and payment under the contemplated final agreement. Such exclusivity shall exist where FutureLand shall be the only Party to such contemplated transaction, and no Party shall offer or in any other way make such matters available to any outside Party.

The Company, post completion of this agreement, will be one of the few fully reporting public companies to own and operate a recreational license facility in United States. The Company will continue exercise its business plan to become a defacto property and facility owner and manager in the marijuana industry throughout United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: November 17 2016	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer